AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


Agreement dated March 24, 2000, by and among AcuBid.com Inc., a Delaware Corporation with its principal executive offices located at 1947 Camino Vida Roble, Suite 102, Carlsbad, California 92008 (hereinafter referred to as "AcuBid"), AcuBid Acquisition Corporation, a Delaware corporation wholly owned by AcuBid (hereinafter referred to as "Acquisition Corp."), PT Jaring Data Interaktif, an Indonesian corporation with its principal offices located at Wisma Indovision, Mezzanine Floor, JL. Raya Panjang Z/lll Green Garden, Jakarta 11520, Indonesia (hereinafter referred to as "JDI") and Adisatrya Surya Sulisto (hereinafter referred to as "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller is the owner of at least ninety percent (90%) of all of the outstanding capital stock of JDI, and

         WHEREAS, Acquisition Corp. desires to purchase from Seller, and Seller desires to sell to Acquisition Corp., ninety percent (90%) of all of the issued and outstanding shares of JDI for consideration all upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

                ARTICLE I -- SALE AND PURCHASE OF CAPITAL STOCK.
                ------------------------------------------------

         Upon the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and deliver to Acquisition Corp. and Acquisition Corp. agrees to purchase from the Seller, on the Closing Date (as hereinafter defined) ninety percent (90%) of the issued and outstanding shares of JDI ("JDI Stock").

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                    ARTICLE II -- PURCHASE PRICE AND PAYMENT.
                    -----------------------------------------

         2.1 Subject to adjustments as provided in paragraph 3 below, the aggregate purchase price to be paid to Seller for all the shares of JDI Stock to be purchased by Acquisition Corp. hereunder shall be 44,000,000 shares of AcuBid Common Stock, $.001 par value ("AcuBid Common Stock").

                  ARTICLE III -- ADJUSTMENTS OF PURCHASE PRICE.
                  ---------------------------------------------

         3.1 Seller contemplates arranging for the Selim K. Zilkha Trust ("Zilkha"), to purchase 5,000,000 shares (the "Additional Shares") of AcuBid Common Stock at $2.00 per share, for an aggregate cash purchase price of $10,000,000, at and subject to the Closing. AcuBid agrees to issue and sell the Additional Shares to Zilkha at such price subject to Zilkha making the same investment representations required of Seller under Section 4.20 of this Agreement. This Agreement is made in part for the benefit of Zilkha, and Zilkha shall be entitled to all rights, remedies and other benefits under this Agreement to which Seller is entitled, on a pro rata basis in accordance with the number of shares of AcuBid Common Stock issued or to be issued to each. Such rights, remedies and other benefits shall include, without limitation, all representations, warranties, covenants and agreements of AcuBid and Acquisition Corp. hereunder and all registration rights granted to Seller under this Agreement. The parties acknowledge that after the Closing, Zilkha may transfer some or all of the Additional Shares to the children or grandchildren of Selim
K. Zilka, or to trusts for their benefit, subject to such transferees making the same investment representations required of Seller under Section 4.20 of this Agreement.

             ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF SELLER
             ------------------------------------------------------

         Seller hereby represents and warrants to AcuBid and Acquisition Corp. as follows:

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         4.1 CORPORATE ORGANIZATION; GOOD STANDING JDI is a corporation duly organized, validly existing and in good standing under the laws of Indonesia, and has the corporate power and authority to carry on its business as presently conducted. The copies of JDI's Certificate of Incorporation and By-Laws, and all amendments thereto, which have heretofore been delivered to AcuBid and Acquisition Corp. are complete and correct as of the date hereof. JDI is duly qualified to do business and is in good standing in Indonesia.

         4.2 CAPITALIZATION As of the date hereof, the authorized capital stock of JDI consists of 20,000,000,000 shares of Common Stock, par value 25 Indonesian Rupiahs per share, of which 200,000,000 shares are issued and outstanding and owned of record and beneficially by the JDI Shareholders. There are no outstanding options, warrants, or other rights to subscribe for or purchase any capital stock of JDI or securities convertible into or exchangeable for capital stock of JDI.

         4.3 SUBSIDIARIES JDI does not own, directly or indirectly, any shares of capital stock of any corporation other than PT. Media Lintas Antarbuana ("PT. MLA"), which validly exists and is in good standing under the laws of Indonesia, has the corporate power and authority to carry on its business as presently conducted. The JDI Schedule attached hereto and made a part hereof sets forth an accurate description of the capitalization of PT. MLA, and the number of shares and percentage of outstanding shares of each class of its capital stock owned (directly or indirectly) by JDI. The shares of capital stock of PT. MLA stated therein to be owned by JDI are so owned free and clear of all liens, options, charges or encumbrances of any kind, and are validly issued fully paid and non-assessable, and there are no outstanding options or agreements of any kind relating to the issuance to any person of any shares of capital stock or securities convertible into or exchange for capital stock of PT. MLA.

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         4.4 FINANCIAL STATEMENTS Seller has furnished AcuBid and Acquisition
Corp. with (i) the Consolidated Balance Sheet of JDI as at December 31, 1999, and the related Consolidated Statements of Operations Changes in Stockholder Equity and Cash Flows from inception (February 25, 1999) to December 31, 1999, including the notes thereto, all certified by Arthur Andersen, independent certified public accountants. All such financial statements have been prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial position, results of operations, additional paid in capital and retained earnings and changes in financial position of JDI at such dates and for the period indicated. The Balance Sheet as at December 31, 1999 is hereinafter referred to as the "JDI Balance Sheet" and the date thereof as the "JDI Balance Sheet Date".

         4.5 ABSENCE OF CERTAIN EVENTS Since the JDI Balance Sheet Date there has not been any:

                  a. Material adverse changes in the business, operations, or financial condition of JDI or any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the property or business of JDI;

                  b. Declaration, setting aside or payment of dividends or other distribution by JDI in respect of its capital stock, or any redemption, purchase or other acquisition of any such stock;

                  c. Issuance, transfer, sale of, or contract to sell, any shares, warrants, options or other corporate securities or obligations convertible into shares of JDI capital stock, except as already acknowledged by AcuBid and Acquisition Corp.;

                  d. Indebtedness incurred by JDI for borrowed money except for short term borrowings incurred in the ordinary course of business, except as already acknowledged by AcuBid and Acquisition Corp.;

                  e. Mortgage, pledge or subjection to lien of any of the material assets or properties of JDI, except in the ordinary course of business; or

                  f. Labor strike or other occurrence, event or condition of any similar character which materially adversely affects the business, operations or financial condition of JDI.

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

         4.6 LIABILITIES As of the date hereof, there are no material liabilities, debt or obligations of JDI, of the type normally shown on a balance sheet (including notes thereto) in accordance with generally accepted accounting principles, whether accrued, absolute, contingent or otherwise and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other government charges, other than (i) liabilities disclosed in the JDI Balance Sheet or in the contracts or agreements referred to therein, and (ii) liabilities incurred in the ordinary course of business since the JDI Balance Sheet Date none of which has been materially adverse to the business, operations or financial condition of JDI.

         4.7 TAX RETURNS JDI has duly filed all tax reports and returns (including, without limitation, income tax, franchise tax, gross receipts and sales tax and real personal property tax returns) required to be filed by it and it has paid all taxes as shown on said returns and all assessments which it has received to the extent that such have become due or are not being contested in proceedings with respect thereto. The reserves for taxes reflected in the JDI Balance Sheet, and carried on JDI's books as of the date hereof, are in the opinion of JDI adequate, and except as otherwise shown on the JDI Balance Sheet, there are no pending claims asserted for taxes or assessments against JDI.

         4.8 TITLE TO PROPERTIES; ENCUMBRANCES JDI has good and marketable title to all its material tangible property and assets reflected in the JDI Balance Sheet (except for properties and assets which since the JDI Balance Sheet Date have been sold or disposed of in the ordinary course of business), in each case subject to no mortgage, pledge, lien, conditional sale agreement, option to purchase, encumbrance or charge of any kind (except liens reflected in the JDI Balance Sheet or the notes thereto, liens for taxes not yet due, and minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value, or the present or contemplated use of the property subject thereto, and do not materially impair the operations of JDI.).

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         4.9 LITIGATION There are no claims, actions, proceedings or investigations pending, or to the best of JDI's knowledge and belief, threatened against or affecting JDI which, if adversely determined, would have a material adverse effect upon the business, properties, operations or prospects, financial or otherwise of JDI. JDI is not subject to or in default with respect to any material court or administrative order, writ, injunction, or decree applicable to it or its business, property or operations.

         4.10 CONTRACTS AND OTHER DOCUMENTS JDI is not a party to or bound by any material written or oral:

                  a. Employment contract or consulting agreement which is not terminable (without liability) on thirty (30) days' or less notice (subject to Indonesian laws and practice on termination of employment);

                  b. Plan, contract or arrangement for officers or directors, or for employees generally, with respect to bonuses, incentive compensation, pensions, deferred compensation or retirement payment, or any profit sharing, stock option, stock purchase, hospitalization, insurance or other employee benefit plan otherwise than provided under standard Indonesian practice;

                  c. Contract or agreement with any labor or trade union association;

                  d. Lease with respect to any property, real, personal or mixed, whether, as a lessOr or lessee, involving payment of an annual rental in excess of $10,000 except for lease of JDI office premises in Wisma Indonesia;

                  e. Continuing contract or agreement for the future purchase of any materials, equipment or supplies in excess of normal operating requirements;

                  f. Material contract which by its terms requires the consent of any party thereto to the consummation of the transactions contemplated hereby;

                  h. Contract or Commitment for the acquisition or sale of a material portion of its assets not made in the ordinary course of business;

                  i. Contract oR commitment involving payment by JDI of more than $30,000 in the aggregate following the date hereof or extending beyond December 31, 2000 and not terminable by JDI prior thereto except for regular consultants (lawyers, accountants, etc.) fees in the ordinary course of business or in connection with this transaction;

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

                  j. Contract or commitment between JDI and any officers, directors or shareholders of JDI deviating from the ordinary course of business; or

                  k. Any other material contract or agreement not of the type covered by any of the other specific items of this Section 4.10 and not made in the ordinary course of business.

         Seller represents that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach of the terms and conditions of, or constitute a default under or cause the acceleration of the maturity of, or violate, as the case may be, any material agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which JDI is a party or by which it is bound or by which it or any of its properties or assets may be subject, the breach of, default under, acceleration of or violation of which in the aggregate would have a material adverse affect upon JDI.

         4.11 INSURANCE Seller has delivered to AcuBid and Acquisition Corp. a schedule which contains a list of all principal policies of fire, life, liability, workman's compensation, or other forms of insurance maintained by JDI.

         4.12 EMPLOYEES There are no directors, officers, employees or consultants of JDI whose current annual compensation is in excess of $50,000.00 (U.S.).

         4.13 BANK ACCOUNTS The JDI Schedule sets forth the name of each bank in which there is an account or safe deposit box of JDI and the names of persons authorized to draw thereon or to have access thereto.

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

         4.14 NO VIOLATION Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with (i) the Certificate of Incorporation or By-Laws of JDI or (ii) any order, writ, injunction or decree of any court, administrative agency or governmental body to which JDI is a party.

         4.15 CORPORATE AUTHORITY The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Commissioners and Shareholders of JDI and no further corporate authorization on the part of JDI is necessary to consummate the transactions contemplated herein.

         4.16 PENSION TRUST FUNDS JDI has no pension, profit sharing or similar plan with respect to which any employees of JDI are participants.

         4.17 PATENTS AND TRADEMARKS The JDI Schedule is a true and complete list of all Indonesian trademarks and applications relating thereto owned or filed or currently in the process of registration by JDI which are of material importance to the business of JDI as presently conducted. To the best of JDI's knowledge, JDI has the right and authority to use such patent and trademark rights in Indonesia in connection with the conduct of its business in the manner presently conducted and such use does not conflict with, infringe upon, or violate any patent, trademark or any application relating thereto, of any other person, firm or corporation.

         4.18 DISCLOSURE No representation or warranty of Seller or JDI set forth in this Agreement contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

         4.19 STOCK OWNERSHIP Seller is the record and beneficial owner of no less than ninety percent (90%) of the issued and outstanding shares of JDI common stock, and has the full right, power and authority to sell, transfer, assign and deliver said shares as provided in this Agreement, and, when so sold to Acquisition Corp. said shares shall be free and clear of any and all liens, claims, pledges, options, encumbrances and restrictions of whatever nature.

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

         4.20 SECURITIES ACT COMPLIANCE

                  a. Seller represents and warrants that the shares of AcuBid Common Stock to be acquired by him pursuant to this Agreement will be acquired for his own account and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended, (the "Act") and agrees that any transfer or other disposition of any shares of AcuBid Common Stock acquired by him hereunder will be made only pursuant to a registration statement under the Act which has become effective and is current with respect to the shares of AcuBid Common Stock being sold, or pursuant to a specific exemption from registration under the Act but only upon first having obtained the prior favorable written opinion with respect to such disposition from AcuBid's counsel at the sole expense of AcuBid.

                  b. AcuBid may cause to be set forth on the certificates representing the shares of AcuBid Common Stock issued hereto or on certificates issued in exchange for all or part of such shares, a legend to the foregoing effect in form and substance reasonably satisfactory to AcuBid and AcuBid may issue such "stop transfer" instructions to its transfer agent in respect of all or any part of such shares as AcuBid deems reasonably appropriate to prevent violations of the Act.

                  c. Seller acknowledges that issuance and sale of the shares of AcuBid Common Stock to be acquired by him has not been registered under the Act and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or an exemption from such registration is available. Seller understands that the exemption from registration afforded by Rule 144 of the General Rules and Regulations under the Act depends upon the satisfaction of various conditions and that, if applicable, such rule affords the basis of sales of shares only in limited amounts and, in the case of securities to which such rule is not applicable, compliance with Regulation D or some other exemption of the Act will be required.

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

         Seller acknowledges that, except as otherwise provided in this Agreement, AcuBid has not undertaken to register the shares of AcuBid Common Stock to be delivered to Seller hereunder and that AcuBid will have no obligation to effect on behalf of Seller any other exemption from registration under the Act. AcuBid agrees, however, (i) that it will not voluntarily withdraw its registration under Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (ii) that it will use its best efforts to comply timely with the reporting requirements of
         Section 13 or 15 (d) of the Exchange Act, and otherwise to keep its registration under Section 12 of the Exchange Act effective, and (iii) that it will supply Seller with such information as may be necessary to enable Seller to make sales of shares of AcuBid Common Stock under Rule 144 or its then equivalent.

              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF ACUBID
              ----------------------------------------------------

         AcuBid and Acquisition Corp. hereby, jointly and severally, represent and warrant to Seller as follows:

         5.1 CORPORATE ORGANIZATION; GOOD STANDING AcuBid is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its own business as presently conducted. The copies of AcuBid's Certificate of Incorporation and By-Laws, and all amendments thereto, which have heretofore been delivered to Seller are complete and correct as of the date hereof. AcuBid is duly qualified to do business and is in good standing as a foreign corporation in every

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

jurisdiction in which its ownership or leasing of properties requires such qualification, and, to the extent that the character of the business conducted by it may require such qualification in any other jurisdiction, the consequences of the failure so to qualify in the aggregate would not under presently applicable law have a material adverse affect on its business as now conducted (financial or otherwise) or the results of its operations.

         5.2 CAPITALIZATION As of the date hereof, the authorized capital stock of AcuBid consists of 50,000,000 shares of common stock, par value $.001 per share, of which 8,765,408 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.001 par value, none of which is outstanding. There are no outstanding options, warrants or other rights to subscribe for or purchase any capital stock of AcuBid or securities convertible into or exchange for capital stock of AcuBid, except for outstanding options and warrants to purchase 2,595,000 shares of AcuBid Common Stock. All such issued and outstanding shares of AcuBid Common Stock are duly authorized, validly issued, fully paid and non-assessable. Any shares of AcuBid Common Stock which may be issued upon exercise of AcuBid options or warrants in accordance with the terms thereof will be duly authorized, validly issued, fully paid and non-assessable.

         5.3 SUBSIDIARIES Neither AcuBid nor Acquisition Corp own, directly or indirectly, any shares of capital stock of any corporation other than Acquisition Corp., which is a wholly-owned subsidiary of AcuBid. All of the issued and outstanding stock of Acquisition Corp is owned by AcuBid. The shares of capital stock of Acquisition Corp stated therein to be owned by AcuBid are so owned free and clear of all liens, options, charges or encumbrances of any kind, and are validly issued fully paid and non-assessable, and there are no outstanding options or agreements of any kind relating to the issuance to any person of any shares of capital stock or securities convertible into or exchangeable for capital stock of Acquisition Corp. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, Acquisition Corp. in not and has not engaged in any trade or business.

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         5.4 NO VIOLATION Neither the execution and delivery of this Agreement by AcuBid or Acquisition Corp. nor the consummation of the transactions contemplated hereby will violate or conflict with (i) the Certificate of Incorporation or By-Laws of AcuBid or Acquisition Corp., as respectively amended to date, or (ii) any order, writ, injunction or decree of any court, administrative agency or governmental body to which AcuBid or Acquisition Corp. is a party, and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both would result in a breach, violation or default of any of the terms or provisions of any indenture, agreement, judgment, decree or other instrument or restriction to which AcuBid or Acquisition Corp is a party or by which they may be bound or affected.

         5.5 CORPORATE AUTHORITY The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AcuBid and Acquisition Corp., and by AcuBid as sole shareholder of Acquisition Corp. Except for the approval of this transaction by the shareholders of AcuBid, no further corporate authorization on the part of AcuBid or Acquisition Corp. is necessary to consummate the transactions contemplated hereby.

         5.6 DISCLOSURE No representation or warranty of AcuBid or Acquisition Corp. as set forth in the Agreement or the AcuBid Schedule, attached hereto and made a part hereof, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

         5.7 SEC FILINGS. The AcuBid Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and listed for quotation on the NASDAQ Over-the-Counter Bulletin Board under the symbol "EBID." AcuBid has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the

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

reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "SEC Documents"). AcuBid has delivered to the Seller true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied, on a timely basis, in all material respects, with the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, as well as any other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The financial statements of AcuBid included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of AcuBid as of the dates thereof and the results of operations and cash flows for the periods then ended. AcuBid acknowledges that Seller will rely on all of the aforementioned documents which AcuBid has filed with the SEC.

         5.8 NO MATERIAL ADVERSE CHANGE Except as otherwise disclosed in the SEC Documents, since the date of the most recent balance sheet included in the SEC Documents, no event has occurred or exists with respect to AcuBid or any of its subsidiaries which would be likely to have, or has had, a material adverse effect on AcuBid and its subsidiaries taken as a whole.

         5.9 COMPLIANCE WITH LAW Neither AcuBid nor Acquisition Corp. is in violation of any laws, governmental orders, rules or regulations to which AcuBid, Acquisition Corp. or any of their respective properties or businesses are subject, which violation would have a material adverse effect on the business or operations of any of them.

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         5.10 ISSUANCE OF ACUBID COMMON STOCK The shares of AcuBid Common Stock to be issued by AcuBid to Seller in exchange for his shares of JDI Stock, and the Additional Shares to be issued to Zilkha, all as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

                             ARTICLE VI - COVENANTS
                             ----------------------

         Between the date hereof and the Closing Date, AcuBid and Acquisition Corp. on the one hand, and JDI and Seller on the other hand, respectively, covenant and agree as follows:

         6.1 REGULAR COURSE OF BUSINESS JDI and AcuBid and each of their respective subsidiaries will carry on their respective business substantially in the same manner as heretofore. Neither AcuBid nor any of its subsidiaries will engage in any one or more activities or transactions outside of the ordinary course of their respective businesses as conducted as of the date hereof which in the aggregate shall be material to them as a group, and JDI will not engage in any one or more activities or transactions which shall be outside of the ordinary course of its business as conducted as of the date hereof which in the aggregate shall be material to it. Acquisition Corp. will not engage in any business.

         6.2 ADDITIONAL SECURITIES Except as expressly set forth in this Agreement, neither JDI nor AcuBid or any of its subsidiaries (including Acquisition Corp.) will issue or sell, or issue options or warrants to purchase, any capital stock or securities convertible into or rights to subscribe to, or enter into any agreement or contracts with respect to, any of its capital stock, or make any other changes in its authorized, issued or outstanding capital stock, provided that: (i) JDI may issue or sell shares of the JDI Stock upon the exercise of its options or warrants outstanding as of the date hereof; (ii) AcuBid may issue or sell shares of its Capital Stock upon the exercise of its options or warrants outstanding as of the date hereof, all as disclosed in this Agreement; and (iii) AcuBid shall solicit its shareholders to approve an amendment to AcuBid's Certificate of Incorporation to increase the authorized AcuBid Common Stock from 50,000,000 shares to 100,000,000 shares, and AcuBid shall recommend that its shareholders vote in favor of such amendment.

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         6.3 DIVIDENDS AND DISTRIBUTIONS Neither JDI nor AcuBid shall declare or pay any dividend on any shares of its capital stock in cash, stock, or property; make any other distribution with respect to any shares of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its own capital stock; or make any other distribution of its assets to its shareholders.

         6.4 FULL ACCESS JDI and AcuBid and their respective subsidiaries shall each afford to the officers and authorized representatives of the other full access to their respective plants, properties, books and records, in order that each party may have full opportunity to make such investigations as it shall deem necessary with respect to the affairs of the other; and the officers of each such party will furnish, and each such party will cause its auditors to furnish, the other party with such additional financial and operating data and other information as the other party from time to time reasonably requests. Each party hereto agrees that it will hold in strict confidence all information obtained from the other party hereto, that it will not divulge such information to any other person, firm or corporation or use the same for its own benefit or for the benefit of any of its subsidiaries or affiliates and that it will return all such confidential information to the party supplying the same if the sale herewith is not consummated for any reason. In the event that any investigation of AcuBid or Seller, as the case may be, results in the discovery of a misrepresentation or a breach of warranty as to a material matter made by the other party hereto, then AcuBid or Seller, as the case may be, shall promptly advise the party that made such misrepresentation or breach of warranty and, if such misrepresentation or breach can be cured prior to the Closing Date, the party that made such misrepresentation or breach shall be given an opportunity to attempt to cure the same. The failure to advise the other party hereto promptly of the discovery of a misrepresentation or breach of warranty as to a material matter made by such other party shall not constitute a waiver thereof, provided such other party shall be given an opportunity to cure the same.

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         6.5 APPROVAL OF SHAREHOLDERS

                  a. AcuBid will cause a meeting of its shareholders to be duly called and held as soon as practicable following the date hereof and will submit and recommend the transactions contemplated by this Agreement (including, without limitation, increase in the authorized AcuBid Common Stock from 50,000,000 shares to 100,000,000 shares) to its shareholders for approval at such meeting, and JDI agrees to use its best efforts to assist AcuBid in the preparation of any information required by AcuBid in connection therewith including, without limitation, a complete description of JDI business and required financial information.

                  b. The Seller shall vote all of the JDI Stock owned by Seller for the approval of this Agreement and the transactions contemplated hereby prior to the Closing Date.

         6.6 SUPPLEMENT TO SCHEDULES AcuBid and Seller each will promptly advise the other in writing of any matter arising or discovered after the date hereof which, if existing or known at the date hereof, would have been required to be set forth or described in any Schedule referred to in this Agreement.

         6.7 CONSENTS AcuBid and Seller each agrees to use its best efforts to obtain any and all third party consents and approvals required by the Agreement or any Schedule referred to herein for the consummation of the transactions contemplated hereby.

         6.8 FURTHER ASSURANCES Each party hereto agrees to execute and deliver such instruments and take such other action as the other party may reasonably require in order to carry out the intent of this Agreement.

           ARTICLE VII - CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS
           ----------------------------------------------------------

         Each and every obligation of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

         7.1 REPRESENTATION AND WARRANTIES TRUE; OBLIGATIONS PERFORMED

                  a. The representations and warranties made by AcuBid and Acquisition Corp. in this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date unless otherwise specified herein, and each of AcuBid and Acquisition Corp shall have delivered to the Seller a certificate signed by its President and dated the Closing Date to such effect.

                  b. Each of AcuBid and Acquisition Corp shall have duly and properly performed, complied with, satisfied and observed its covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and each shall have delivered to the Seller a certificate signed by its President and dated the Closing date to such effect.

         7.2 APPROVAL OF SHAREHOLDERS, ETC. The approval of the shareholders of AcuBid and Acquisition Corp. referred to in section 6.5 hereof shall have been obtained in the manner required by applicable law; and all material consents from third parties required to consummate the transactions contemplated hereby shall have been obtained. Seller shall have received copies, certified by the Secretary of AcuBid or Acquisition Corp., as the case may be, of all resolutions adopted by AcuBid's Board of Directors, by AcuBid as the sole shareholder of Acquisition Corp. and by Acquisition Corp.'s Board of Directors, with respect to this Agreement.

         7.3 PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the shares of AcuBid Common Stock to be purchased by Seller hereunder, and the issuance and sale of such shares to Seller hereunder, shall not be prohibited by any applicable law or governmental regulation, including, without limitation, all federal and applicable state securities laws.

         7.4 NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

         7.5 DELIVERY OF ACUBID SHARES. AcuBid shall have delivered to Seller and Zilkha, if applicable, certificates in their respective names for the shares of AcuBid Common Stock to be acquired by each hereunder.

          7.6 APPROVALS AND CONSENTS. AcuBid and Acquisition Corp. each shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over them, their respective assets, this Agreement, the AcuBid Common Stock or the transactions contemplated hereby, including without limitation, the approval of The NASDAQ Over-the-Counter Bulletin Board market, if required, and the consents of all third parties pursuant to existing agreements or instruments by which AcuBid or Acquisition Corp. is bound, which are required for AcuBid's or Acquisition Corp.'s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Seller, and all thereof shall be in full force and effect at the time of Closing, and AcuBid and Acquisition Corp. each shall have delivered to Seller a certificate signed by its President and dated the Closing Date to such effect (which may be stated to the best knowledge of such President).

         7.7 ADVERSE CHANGE. Neither AcuBid nor Acquisition Corp shall have suffered any material adverse change since the date of this Agreement in its business, affairs, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, and each shall have delivered to Seller a certificate signed by its President and dated the Closing Date, to such effect (which may be stated to the best knowledge of such President).

         7.8 OPINIONS OF COUNSEL FOR ACUBID AND ACQUISITION CORP. Seller and Zilkha, if applicable, shall have received from counsel for AcuBid and Acquisition Corp. (who may rely in part on opinions of other counsel satisfactory to Seller's counsel), an opinion dated the Closing Date, in form and substance reasonably satisfactory to Seller's counsel, to the effect that:

                  a. AcuBid is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  b. AcuBid has the corporate power and authority to conduct its business as now being conducted;

                  c. The authorized capital stock of AcuBid consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share, and the issued and outstanding shares, warrants and options of AcuBid's capital stock (the number of which shall be stated) have been duly and validly authorized and issued and are fully paid and non-assessable with no pre-emptive rights attaching to the ownership thereof.

                  d. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, $.001 par value, of which 100 shares are issued and outstanding and owned by AcuBid and are fully paid and non-assessable.

                  e. The shares of AcuBid Common Stock to be issued to Seller or Zilkha pursuant to this Agreement are duly authorized and, when issued, will be validly issued, fully paid and non-assessable;

                  f. This Agreement has been duly executed and delivered by AcuBid and Acquisition Corp. and is the valid and binding obligation of AcuBid and Acquisition Corp., and all corporate action by AcuBid and Acquisition Corp. required in order to authorize the transactions contemplated hereby has been duly taken;

                  g. Neither the execution and delivery of this Agreement by AcuBid or Acquisition Corp., nor the consummation of the transactions contemplated thereby, will violate the Certificate of Incorporation or By-Laws of AcuBid or Acquisition Corp., or, to the best of the knowledge of such counsel, will result in a material violation of any material contract or agreement to which AcuBid or Acquisition Corp. is a party or will result in a material default under, or cause any acceleration in the maturity of, any material obligation to which AcuBid or Acquisition Corp. is a party (consents having been obtained), or violate any material order, writ injunction or decree of any court, administrative agency or governmental body binding upon Acquisition Corp. or AcuBid.

                  h. Except as set forth in said opinion, there is no litigation, proceeding or governmental investigation pending or, to the best of such counsel's knowledge, threatened against or relating to AcuBid, its properties or business, officers or directors, or the transactions contemplated by this Agreement which if adversely determined could have a material adverse effect on the business, prospects, properties, assets, results of operations or financial condition of AcuBid.

         In rendering such opinion, counsel may rely on certificates of public officials and upon certificates of officers of AcuBid and Acquisition Corp. as to factual matters and on opinions of other counsel of good standing whom they believe to be reliable as to matters to which the laws of jurisdictions other than Delaware are applicable.

         7.8 No action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, or the consummation of the transactions contemplated herein.

         7.10 The Bylaws (or any other charter documents specifying the number of directors) of AcuBid and Acquisition Corp. shall have been amended to provide for eight (8) directors. All directors of AcuBid and Acquisition Corp. will have submitted their resignations effective as of the Closing, except for two (2) of the current directors of each such company, and the Board of each such company duly shall have appointed six (6) nominees of Seller to fill the vacancies created by such resignations (or additional unfilled directorships, as the case may be).

             ARTICLE VIII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
             ------------------------------------------------------
                         OF ACUBID AND ACQUISITION CORP.
                         -------------------------------

         Each and every obligation of AcuBid and Acquisition Corp. under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE; OBLIGATIONS PERFORMED

                  a. The representations and warranties made by JDI and Seller in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by AcuBid and except for any matters the aggregate cumulative effect of which on the financial condition, results of operations, prospects or assets of JDI and its subsidiaries taken as a whole, is not materially adverse.

                  b. JDI and Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed and complied with by JDI and Seller prior to the Closing Date.

                  c. JDI shall have delivered to AcuBid and Acquisition Corp. a certificate of its President Director, dated the Closing Date, certifying to the fulfillment of both of the forgoing conditions.

         8.2 APPROVAL OF SHAREHOLDERS, ETC. The approval of the shareholders of AcuBid and Acquisition Corp. referred to in Section 6.5 hereof shall have been obtained in the manner required by applicable law; and all material consents from third parties required to consummate the transactions contemplated hereby shall have been obtained. AcuBid and Acquisition Corp. shall have received copies, certified by the President Director of JDI of all resolutions adopted by JDI's Board of Directors and Board of Commissioners and shareholders with respect to the approval of this Agreement and the transactions contemplated thereby.

         8.3 OPINION OF COUNSEL FOR JDI AcuBid and Acquisition Corp. shall have received from counsel for JDI and Seller (who may rely in part on opinions of other counsel satisfactory to AcuBid's counsel), an opinion dated the Closing Date, in form and substance reasonably satisfactory to AcuBid's counsel, to the effect that:

                  a. JDI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  b. JDI has the corporate power and authority to conduct its business as now being conducted;

                  c. The authorized capital stock of JDI consists of 20,000,000,000 shares of Common Stock, par value 25 Indonesian Rupiahs per share, and the issued and outstanding shares of JDI's capital stock (the number of which shall be stated) have been fully and validly authorized and issued and are fully paid and non-assessable;

                  d. This Agreement has been duly executed and delivered by JDI and is a valid and binding obligation of JDI; and all corporate action by JDI required in order to authorize the transactions contemplated hereby has been duly taken;

                  e. Subject to Sections 12.11 and 12.17 herein, neither the execution and delivery of this Agreement by JDI, nor the consummation of the transactions contemplated thereby, will violate the Certificate of Incorporation or By-Laws of JDI, or, to the best of the knowledge of such counsel, will result in a material violation of any material contract or agreement to which JDI is a party or will result in a material default under, or cause any acceleration in the maturity of, any material obligation to which JDI is a party (consents having been obtained), or violate any material order, writ injunction or decree of any court, administrative agency or governmental body binding upon JDI.

                  f. This Agreement and all other agreements and instruments to be executed in connection herewith by Seller have been fully executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, except as limited by bankruptcy, insolvency or other laws affecting generally the enforcement of creditors' rights;

                  g. Seller has full right, power, legal capacity and authority to enter into this Agreement and to sell, transfer and deliver to Acquisition Corp. the shares of JDI Stock as provided in this Agreement; and that upon delivery of certificates representing said shares in accordance with the terms of this Agreement, good and marketable title thereto, free and clear of any and all claims, liens, charges, restrictions, encumbrances and equities, will pass to Acquisition Corp. and

                  h. Except as set forth in said opinion, there is no litigation, proceeding or governmental investigation pending or, to the best of such counsel's knowledge, threatened against or relating to JDI, its properties or business, officers or directors, or the transactions contemplated by this Agreement which if adversely determined could have a material adverse effect on the business, prospects, properties, assets, results of operations or financial condition of JDI.

         In rendering such opinion, counsel may rely on certificates of public officials and upon certificates of Seller and officers of JDI as to factual matters and on opinions of other counsel of good standing whom they believe to be reliable as to matters to which the laws of jurisdictions other than Indonesia are applicable.

         8.4 No action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement, or the consummation of the transactions contemplated herein.

         8.5 PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the shares of AcuBid Common Stock to be purchased by Seller hereunder, and the issuance and sale of such shares to Seller hereunder, shall not be prohibited by any applicable law or governmental regulation, including, without limitation, all federal and applicable state securities laws.

         8.6 NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

         8.7 DELIVERY OF JDI SHARES. Seller shall have delivered to Acquisition Corp. certificates evidencing the JDI Stock to be transferred hereunder, registered in the name of Acquisition Corp.

          8.8 APPROVALS AND CONSENTS. Seller and JDI each shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over them, their respective assets, this Agreement, the JDI Stock or the transactions contemplated hereby, and the consents of all third parties pursuant to existing agreements or instruments by which Seller or JDI is bound, which are required for Seller's or JDI's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to AcuBid or Acquisition Corp., and all thereof shall be in full force and effect at the time of Closing, and Seller and JDI each shall have delivered to AcuBid and Acquisition Corp. a certificate signed by Seller or JDI's President, as the case may be, and dated the Closing Date to such effect (which may be stated to the best knowledge of such person).

         8.9 ADVERSE CHANGE. JDI shall not have suffered any material adverse change since the date of this Agreement in its business, affairs, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, and JDI shall have delivered to AcuBid and Acquisition Corp. a certificate signed by its President and dated the Closing Date, to such effect (which may be stated to the best knowledge of such President).

         8.10 EMPLOYMENT AGREEMENT. AcuBid shall have entered into an employment agreement with Michael Schaffer on the following principal terms: Michael Schaffer shall agree to serve as Chief Executive Officer for a period of five
(5) years. Michael Schaffer shall receive $150,000 in annual compensation along with an agreed upon qualified option package. The Board of Directors of AcuBid may at any time terminate Michael Schaffer by providing him with a severance of 1-1/2 years of compensation at any time during the first year; 1 year of compensation during the next 3 years, and 1/2 year of compensation for the last year. Similar packages shall be provided to Waddy Stephenson and Larry Schaffer at their present salary levels at AcuBid. Notwithstanding anything to the contrary in this Agreement, such employment agreements (including, without limitation, the agreed upon qualified option packages) shall be subject to Seller's reasonable approval, provided, however, that the foregoing term "agreed upon qualified option package" shall mean as agreed to by Seller and such employees.

                             ARTICLE IX -- CLOSING.
                             ----------------------

         9.1 The Closing under this Agreement shall take place at a mutually agreed upon location upon five (5) days prior written notice from AcuBid to Seller or at such other time and place as mutually may be agreed upon by the parties hereto; provided, however, that the Closing shall take place no later than August 31, 2000. The time and date of the Closing is referred to in this Agreement as the "Closing Date".

                  a. On the Closing Date, Seller and JDI shall deliver or cause to be delivered to AcuBid and Acquisition Corp. the following:

                           i. Certificates representing all of the shares of JDI
                  Stock to be acquired by Acquisition Corp. hereunder, registered in the name of Acquisition Corp;

                           ii. The certificates, executed by JDI, referred to in
                  paragraphs 8.1 (c) and 8.2;

                           iii. The opinion of counsel for Seller referred to in
                  paragraph 8.3;

                           iv. Such other documents and instruments as
                  reasonably may be requested by, and in form and substance satisfactory to, counsel for AcuBid and Acquisition Corp.;

                  b. On the Closing Date, AcuBid and/or Acquisition Corp. shall deliver to Seller the following:

                           i. Stock certificates registered in the name of
                  Seller and Zilkha, if applicable, representing the number of shares of AcuBid Common Stock to be received by each hereunder:

                           ii. The certificates of the respective Presidents of
                  AcuBid and Acquisition Corp. referred to in Article VII;

                           iii. An opinion of counsel for AcuBid and Acquisition
                  Corp. referred to in paragraph 7.8;

                           iv. Certified copies of resolutions referred to in
                  paragraph 7.2;

                           v. Corporate and tax good standing certificates of
                  AcuBid and Acquisition Corp from the respective jurisdiction in which they are incorporated or transact business;

                           vi. Certified copies of the Articles of Incorporation
                  and Bylaws of AcuBid and Acquisition Corp;

                           vii. The written resignation of the directors of
                  AcuBid and Acquisition Corp and all documents necessary to elect or appoint the appropriate individuals to such positions in accordance with this Agreement, all as provided in Section 7.10;

                           viii. All documents necessary or appropriate to
                  change the authorized signatories of AcuBid's and Acquisition Corp's bank accounts and to otherwise take possession and full operational control of AcuBid and Acquisition Corp and their respective assets; and

                           ix. Such other documents and instruments as
                  reasonably may be requested by, and in form and substance satisfactory to, counsel for the Seller.

                    ARTICLE X - TERMINATION OF REPRESENTATIVE
                    -----------------------------------------
                      AND WARRANTIES; SURVIVAL OF COVENANTS
                      -------------------------------------

         The respective representations and warranties of Acubid, Acquisition Corp., JDI, and Seller contained in this Agreement shall expire and terminate on the Closing Date. The obligations under all covenants and agreements which are to be performed after the Closing Date shall survive the Closing Date. All other covenants, agreements, and certificates shall expire and terminate on the Closing Date.

                        ARTICLE XI - REGISTRATION RIGHTS
                        --------------------------------

         11.1 DEFINED TERMS. As used in this Article XI, the following terms shall have the following respective meanings:

                  a. "Eligible Shareholders" shall mean Seller, Zilkha and any Transferee holding Restricted Stock.

                  b. "Maximum Includable Underwritten Shares" shall mean the maximum number of shares of Acubid Common Stock and other classes of stock of Acubid that a managing or principal underwriter, in its good faith judgment, deems it practicable to offer and sell at that time in a firm commitment underwritten offering at a reasonable price.

                  c. "Prospectus" shall mean any Preliminary Prospectus and final Prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the SEC.

                  d. "Registration Expenses" shall mean all expenses arising out of or related to the preparation, filing, amendment and supplementing of a Registration Statement, including, without limitation, all legal and accounting fees, transfer agents' and registrars' fees, SEC filing fees, NASD filing fees, printing costs, registration or qualification fees and expenses to comply with "blue sky" or other state securities laws, the fees of other experts, and any expenses or other compensation paid to the underwriters; provided however, that Registration Expenses shall not include underwriting commissions and discounts and transfer taxes, if any, payable in connection with the sale of shares of Acubid Common Stock, and any legal fees for counsel to a Holder.

                  e. "Restricted Stock" shall mean the shares of Acubid Common Stock received by Seller or Zilkha pursuant to this Agreement (restricted only in terms of the Act), whether held by such persons or by any Transferee; provided, however, that shares of Acubid Common Stock transferred by an Eligible Shareholder pursuant to an effective Registration Statement or amendment thereto, or in a transaction permitted by Rule 144 under the Act, or any successor rule or regulation, or shares of Acubid Common Stock no longer subject to any restriction against transferability under the Act, shall not thereafter be considered Restricted Stock.

                  f. "Holder" shall mean each holder of Restricted Stock for whom shares are included or proposed to be included in a Registration Statement filed or to be filed by Acubid.

                  g. "Transfer" shall include any sale, pledge, assignment, encumbrance or other disposition of any shares of Restricted Stock or of any part thereof or interest therein.

                  h. "Transferee" shall mean any person to which Seller or Zilkha shall have Transferred Restricted Stock in compliance with an available exemption from registration under the Act, to the extent that any of such persons shares remain Restricted Stock after such Transfer.

                  i. "Market Value" shall mean the mean between the bid and asked quotations in the over the counter market as determined by the NASDAQ system for the 10 trading days immediately prior to the date of the includable shares notice.

         11.2 INCIDENTAL REGISTRATIONS.

                  a. If at any time Acubid proposes to file on its behalf and/or on behalf of any of its security holders a Registration Statement under the Act on form S-1, or on any other form for the general registration of securities to be sold for cash with respect to any class of equity security (as defined in Section 3(a)(11) under the Exchange Act), Acubid shall be required to give written notice to each Eligible Shareholder at least thirty (30) days before the filing with the Commission of such Registration Statement. The notice shall offer to include in such filing on the same terms and conditions as the securities proposed to be included in such Registration Statement of Acubid and/or any of its security holders such number of shares of Restricted Stock as the Eligible Shareholders may request, subject to the limitations hereinafter set forth. Those Eligible Shareholders desiring to have Restricted Stock registered under this section 11.2 shall be required (i) to so advise Acubid in writing within twenty (20) days after the date of receipt of such offer from Acubid, setting for the number of shares of Restricted Stock for which registration is requested, and (ii) to deliver to Acubid a letter from counsel (who shall be reasonably satisfactory to Acubid) for those Eligible Shareholders requesting registration to the effect that registration under the Act of the proposed sale of such Restricted Stock is required under the Act in order to Transfer such Restricted Stock in the manner contemplated. Acubid shall thereupon include in such filing subject to the limitations hereinafter set forth, the Restricted Stock proposed to be offered for sale by the Eligible Shareholders making such request, on the same terms and conditions as the securities proposed to be included in such filing on behalf of Acubid and/or any of its security holders, and shall use its best efforts to effect registration under the Act of the sale of such shares.

                  b. The right of the Eligible Shareholders to have Restricted Stock included in any Registration Statement filed by Acubid in accordance with the provisions of this Section 11.2 shall be subject to the following limitations and conditions:

                           i. Acubid shall, in its sole discretion, select the
                  underwriter or underwriters, if any, who are to undertake the sale and distribution of the Restricted Stock to be included in a Registration Statement filed under the provisions of this
                  Section 11.2;

                           ii. In the event the Registration Statement proposed
                  to be filed by Acubid pursuant to this Section 11.2 shall be, in whole or in part, for a firm commitment underwritten primary public offering of securities of Acubid, Acubid shall, as soon as practicable after the expiration of the twenty (20) day period provided for in Section 11.2(a) furnish each Holder with a written statement of the managing or principal underwriter as to the Maximum Includable Underwritten Shares (the "Includable Shares Notice"). If the total number of shares of Acubid Common Stock and other classes of stock of Acubid proposed to be included in such underwritten public offering is in excess of the Maximum Includable Underwritten Shares, the number of shares of Restricted Stock to be included within the coverage of such Registration Statement and which are to be underwritten shall be reduced to the Maximum Includable Underwritten Shares as follows: (A) First, AcuBid shall be entitled to include all securities it proposes to sell; (B) Second, the Holders (on a pro rata basis or as they otherwise may agree) shall be entitled to include the shares of Restricted Stock as to which they have requested registration to the extent that such shares, together with the shares to be included under clause (A), do not exceed the Maximum Includable Underwritten Shares; and (C) any other security holders with registration rights shall be entitled to include their securities to the extent that such securities, together with the shares to be included under clauses (A) and
                  (B), do not exceed the Maximum Includable Underwritten Shares.

                  c. No reduction shall be made in the number or amount or securities to be registered for the account of Acubid;

                  d. The right to required incidental registration of shares of Restricted Stock under this Section 11.2 shall terminate upon the expiration of five (5) years following the Closing Date.

                  e. Anything contained in this Section 11.2 to the contrary notwithstanding, the right to require incidental registration of shares of Restricted Stock hereunder shall not apply to a Registration Statement relating to an offering solely for the account of security holders of a single corporation with respect to securities issued or to be issued by Acubid in connection with the acquisition of the stock or assets, or the merger or consolidation, of such corporation by or with Acubid, which Registration Statement is filed by Acubid within ninety
         (90) days following the closing of such acquisition.

                  f. Acubid agrees to furnish each Holder with such number of copies of the Prospectus as such Holder may reasonably request in order to facilitate the sale and distribution of his Restricted Stock.

          11.3 REQUESTED REGISTRATIONS.

                  a. If any Eligible Shareholder proposes, on or after the later of July 31, 2000 or thirty (30) days after the Closing Date to offer for sale, sell or transfer any Restricted Stock pursuant to Section 5 of the Act, then they will give Acubid written notice to that effect specifying the number of shares proposed to be sold, the identity of the proposed underwriter and the plan for distribution of such shares. Such notice shall be delivered to Acubid, together with a letter from counsel (who shall be reasonably satisfactory to Acubid) for such Eligible Shareholder to the effect that registration under the Act of the proposed sale of such Restricted Stock is required under the Act in order to Transfer such Restricted Stock in the manner contemplated.

                  b. If and when Acubid shall be required by the provisions of this Section 11.3 to effect the registration of any Restricted Stock under the Act, Acubid will, as expeditiously as possible:

                           i. Give written notice to all Eligible Shareholders,
                  who were not a party to the aforementioned notice to Acubid requesting registration of shares, advising them of its intention to effect a proposed registration and to include in such proposed registration the shares of Restricted Stock which any such Eligible Shareholder requests Acubid to register, provided such request is furnished to Acubid in writing within twenty (20) days after the date of receipt of the aforesaid notice from Acubid.

                           ii. Prepare and file a Registration Statement on Form
                  S-1, or other form for the general registration of securities as may be appropriate (giving effect to the plan or distribution of the Restricted Stock proposed to be transferred), and use its best efforts to cause such Registration Statement to become effective in order that the Holders may sell their Restricted Stock in accordance with their proposed plan of distribution.

                           iii. Prepare and file with the SEC such amendments
                  and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the offer of the Restricted Stock covered by such Registration Statement during the period required by the Holders for distribution of the Restricted Stock; and

                           iv. Furnish to each Holder such number of copies of
                  the Prospectus as such Holder may reasonably request in order to facilitate the transfer of the Restricted Stock.

                  c. The right of the Eligible Shareholders to have Restricted Stock registered under the Act pursuant to the provisions of this section 11.3 shall be subject to the following limitations and conditions:

                           i. If a request for registration is made within
                  thirty (30) days prior to or following the conclusion of Acubid's then current fiscal year, Acubid shall have the right to delay the filing of a Registration Statement for a period of ninety (90) days, or for such a period in time until Acubid receives its audited financial statements for such fiscal year, whichever first occurs;

                           ii. In the event that the Holders request to sell
                  Restricted Stock in an underwritten offering and fifty (50%) percent or more of the Market Value (as determined in accordance with Section 11.2(b)) of the Acubid securities proposed to be included in any such Registration Statement shall be for the account of Acubid and any Shareholders of Acubid other than Eligible Shareholders, then Acubid shall have the right to select the underwriter or underwriters to undertake the sale of the stock included in the Registration Statement. If more than fifty (50%) percent of the Market Value of the Acubid securities proposed to be included in any such Registration Statement shall be for the account of Eligible Shareholders, then the Holders shall have the right to select the underwriter or underwriters who are to undertake the sale and distribution of Restricted Stock to be included in a Registration Statement filed under the provisions of this
                  Section 11.3, subject to the prior approval thereof by Acubid, which approval will not be unreasonably withheld or delayed;

                           iii. The Eligible Shareholders shall not be entitled
                  to request more than one (1) Registration Statement under the provisions of this Section 11.3; provided, however, if more than fifty (50%) percent of the Market Value (as determined pursuant to Section 11.2(b)) of the Acubid securities included in any such Registration Statement shall be for the account of Acubid and any shareholders of Acubid other than Eligible Shareholders, then such Registration Statement shall not constitute a Registration Statement requested by Eligible Shareholders for the purpose of this Section 11.3 but shall be deemed an incidental registration under Section 11.2;

                           iv. Any request for a Registration Statement required
                  to be filed by Acubid pursuant to this Section 11.3 shall be made by Eligible Shareholders owning beneficially a minimum of 5,000,000 shares of Restricted Stock who propose to register up to 17,500,000 shares of Restricted Stock in such Registration Statement;

                           v. The shares of Restricted Stock referred to in this
                  Section 11.3 shall be adjusted to reflect any changes in the capitalization of Acubid through reorganization, re-capitalization, stock split, stock dividend, combination of shares, merger, consolidation or otherwise;

                           vi. Acubid shall have the right to include any Acubid
                  securities in any Registration Statement filed by Acubid pursuant to this Section 11.3; provided, however, if the managing underwriter determines that the total number of Acubid securities proposed to be included in any such Registration Statement exceeds the Maximum Includable Underwritten Shares, then all of the Acubid securities proposed to be included in such Registration Statement by Acubid and by any other shareholders of Acubid, shall be excluded from such Registration Statement before any shares to be offered by the Holders shall be excluded; provided, further, if the managing underwriter determines that the number of Acubid securities proposed to be included in such Registration Statement should be further reduced, then such reduction shall be pro rata based upon the number of shares of Acubid Common Stock which each Holder requested to have registered (unless the Holders have agreed to a different allocation);

                           vii. Acubid shall not be required to file a
                  Registration Statement on behalf of any Eligible Shareholder pursuant to the provisions of this Section 11.3 within a period of six (6) months after the effective date of any Registration Statement filed by Acubid with respect to which Acubid complied with the incidental registration provisions of

                  Section 11.2; provided, however, that Acubid shall have registered all of the shares of Restricted Stock with respect to which registration was requested by such Eligible Shareholder and such registration shall have remained effective for a period of not less than thirty (30) consecutive days (unless all such shares of Restricted Stock were previously sold pursuant to such registration); and

                           viii. The right to require registration of Restricted
                  Stock under this Section 11.3 shall terminate upon the expiration of five (5) years following the Closing Date.

         11.4 GENERAL

                  a. Acubid shall have sole control in connection with preparing, filing, withdrawing, amending or supplementing any Registration Statement under the Act to be filed on behalf of the Holders.

                  b. Acubid shall use its best efforts to register or qualify the Restricted Stock covered by any Registration Statement under the Act filed on behalf of any Holder under such securities or Blue Sky laws in such jurisdictions as the Holders may reasonably request; provided, however, that Acubid reserves the right, in its sole discretion, not to register or qualify shares of Restricted Stock in any jurisdiction where such shares do not meet the requirements of such jurisdiction, or where registration or qualification would be contrary to Acubid's best interests.

                  c. In the event any Eligible Shareholder proposed to include his or its Restricted Stock in any Registration Statement filed pursuant to Section 11.2 and said Restricted Stock is proposed to be sold in an underwritten offering, such Eligible Shareholder agrees to enter into an underwriting agreement containing customary terms and conditions.

         11.5 INDEMNIFICATION In the event of the registration of any Restricted Stock under the Act pursuant to the provisions of this Agreement, AcuBid agrees to indemnify and hold harmless the Holder of such Restricted Stock, each underwriter, if any, of such Restricted Stock, and each person who controls such Holder or any such underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Act or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Restricted Stock was registered under the Act, and Prospectus contained therein, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of a Prospectus) necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse such Holder, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such losses, claim, damages, liability or action; provided, however, that AcuBid will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to AcuBid by such Holder, underwriter or controlling person specifically for use in preparation thereof.

         In the event of the registration of any Restricted Stock under the Act pursuant to the provisions hereof, each Holder of Restricted Stock, each underwriter, if any, of such Restricted Stock, and each person who controls such Holder or any such underwriter within the meaning of Section 15 of the Act, severally and not jointly agrees to indemnify and hold harmless AcuBid, each person who controls AcuBid within the meaning of Section 15 of the Act, each of its officers who signs the Registration statement and each director of AcuBid, from and against any losses, claims, damages or liabilities, joint or several, to which AcuBid, such controlling person or any such officer or director may become subject under the Act or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Restricted Stock was registered under the Act, any Prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of a Prospectus) necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, written information furnished to AcuBid by such Holder, controlling person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse AcuBid, such controlling person or each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to such indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability to which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 11.5. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

         11.6 EXPENSES.

                  a. In connection with any incidental registration on behalf of the Eligible Shareholders of any Restricted Stock under the Act pursuant to the provisions of Section 11.2 of this Agreement, AcuBid shall pay all Registration Expenses.

                  b. In connection with the requested registration on behalf of the Eligible Shareholders of any Restricted Stock under the Act pursuant to the provisions of Section 11.3 of this Agreement, AcuBid shall pay all Registration Expenses, except that the Holders shall pay SEC, NASD and Blue Sky registration and filing fees attributable solely to inclusion of the Holders' shares of Restricted Stock in such Registration Statement and the related filings under Blue Sky laws.

         11.7 TRANSFEREES In the event that any shares of the Restricted stock shall at any time be transferred of record by any Eligible Shareholder other than pursuant to an effective Registration Statement or pursuant to Rule 144 of the Act, the rights herein conferred upon such Eligible Shareholder shall extend to the transferee of such shares, subject in any event to the limitations and conditions set forth herein.

         11.8 EXISTING REGISTRATION RIGHTS. AcuBid represents and warrants that the only outstanding registration rights held by other security holders of AcuBid are incidental or "piggyback" registration rights for "to include . . . shares in up to two (2) registration statements filed by [AcuBid] to the extent [AcuBid], any underwriter and any other party to the registration statement deem it feasible to include such shares."

                     ARTICLE XII - MISCELLANEOUS PROVISIONS
                     --------------------------------------

         12.1 GOVERNING LAW This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, except insofar as the internal law of any other political entity or jurisdiction shall specifically and mandatorily apply to any of the transactions contemplated hereby.

         12.2 AMENDMENT AND MODIFICATION Subject to applicable law, this Agreement may be amended, modified and supplemented by mutual written agreement of the respective parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein, whether before or after the approval of this Agreement by the shareholders of AcuBid: provided, however, that no such amendment, modification or supplement may be executed which would materially and adversely affect the rights of AcuBid shareholders after approval by AcuBid shareholders.

         12.3 ASSIGNMENT This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties.

         12.4 NOTICES All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid:

a.                    if to AcuBid or Acquisition Corp.
                                            1947 Camino Vida Roble, Suite 102
                                             Carlsbad, California 92008
                                             Attn: Michael Schaffer
                                    with a copy to:
                                              Jeffrey Marcus
                                              777 Third Avenue, 19th Floor
                                              New York, New York 10017
b.                    If to JDI or Seller
                                              Wisma Indovision
                                              Mezzanine Floor
                                              JI. Raya Panjang
                                              Z/lll Green Garden
                                              Jakarta 11520, Indonesia
                                              Attn: Dewi A.L. Gontha

                                    with a copy to:
                                             Noor Meurling
                                             Minang Warman Sofyan & Associates
                                             Chase Plaza, 5th Floor
                                             Jl. Jend. Sudirman
                                             Kav. 21, Jakarta 12910
                                             Indonesia
or to such other person or address as may be designated in writing in accordance with this Section 12.4

         12.5 BROKERS AcuBid and Acquisition Corp., on the one hand, and JDI and Seller, on the other hand represent, warrant and agree with the other, that no brokers, agents or finders are entitled to any brokerage fee, finder's fee, commission or other compensation on account of this Agreement or any matter contemplated hereby. Each party hereto agrees to indemnify and hold the other parties harmless form and against any and all claims and liabilities for brokerage commissions or finders' fees brought by any person incurred as a result of any action taken by such indemnifying party.

         12.6 COUNTERPARTS This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.7 HEADINGS The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         12.8 ENTIRE AGREEMENT This Agreement, including other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         12.9 EXPENSES Each of the parties hereto will pay its own fees and expenses, including its own counsel fees and accountants' fees, incurred in connection with this Agreement or any transaction contemplated by this Agreement.

         12.10 WAIVER Any condition to a party's obligation hereunder may be waived in writing by such party.

         12.11 FOREIGN INVESTMENT APPROVAL The sale and transfer by the Seller of his shares in JDI as contemplated herein is subject to the approval of the Indonesian capital investment authority (the Badan Penanaman Modal, BPM) and that of the Ministry of Law and Legislation (MOLAL) to the amended Articles of Association of JDI. The Seller warrants to arrange for and file the BPM application as soon as practicable upon the execution of this Agreement.

         12.12 TRANSFER OF JDI SHARES It is acknowledged and agreed that it is the intention of the Seller to transfer the JDI Stock to an offshore entity (the "Third Party") subsequent to execution hereof and prior to the Closing Date. AcuBid and Acquisition Corp. hereby agree to such transfer by the Seller (subject only to notice of such transfer to be made to them in writing). The parties herein acknowledge that subsequent to such transfer, the Third Party shall be deemed to be substituted in this Agreement in place of the Seller and all the Seller's rights and obligations in this Agreement shall transfer to the Third Party as if this Agreement had been executed by the Third Party, and Seller shall be released from his obligations under this Agreement.

         12.13 ANNOUNCEMENTS/CONFIDENTIALITY

                  (a) None of the parties shall, without prior written consent of the others make or authorize any announcement concerning the subject matter of this Agreement or any matter ancillary thereto otherwise than as may be required by law or applicable regulatory requirements. In the event that this Agreement lapses for any reason whatsoever, the parties agree to keep all information related to hereto confidential. This provision shall survive termination of this Agreement.

                  (b) The parties hereto agree that the information exchanged between them prior to and after Closing Date is and shall remain the property of the party disclosing it (the "Discloser"). No written information disclosed by a party to the other party shall be copied and/or reproduced without the express written permission of the Discloser. The parties herein specifically agree that they shall not, and they shall ensure that the present Directors, officers and employees of JDI, AcuBid and Acquisition Corp. (the "Companies") shall not, disclose any information pertaining to the Companies to any third party, without the express permission in writing of the other parties herein.

         12.14  ARBITRATION

                  (a) Any and all disputes, controversies, and conflicts between the parties herein in connection with this Agreement shall, so far as possible, be settled amicably.

                  (b) Failing such amicable settlement, any and all disputes, controversies and conflicts arising out of or in connection with this Agreement or its performance (including the validity or this Agreement) shall be settled by arbitration by a one (1) member arbitration board which will hold its sessions in the United States in English under the ICC (International Chamber Commerce) Rules. The tribunal of one (1) arbitrator shall be appointed by the Chairman of the ICC.

                  (c) The one (1) member of the board of arbitration shall be appointed in accordance with the ICC Rules regarding the appointment of arbitrators.

                  (d) The arbitral proceeding shall accord to each of the parties the right of cross-examination of witnesses, the right to provide witnesses including expert witnesses, and the right to make both written and oral submissions.

                  (e) The arbitral award made and granted by the arbitrators shall be final, binding and incontestable and may be used as a basis for judgment thereon in the United States; the Republic of Indonesia or elsewhere. All costs of arbitration in the appointment of the one (1) member of the arbitration board shall be shared equally among the parties.

                  (f) None of the parties herein shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement except for the enforcement of an arbitral award granted pursuant to this paragraph.

                  (g) During the period of submission to arbitration and thereafter until the granting of the arbitral award, the parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the said award.

                  (h) The parties expressly waive the Article 68 (b) of Indonesian Law No. 30/1999 (Arbitration and Alternatives).

                  (i) The provisions contained herein shall survive the termination and/or expiration of this Agreement.

         12.15 WAIVER OF ARTICLE 1266 OF THE INDONESIAN CIVIL CODE For the purposes of this Agreement the parties waive Article 1266 of the Indonesian Code to the extent that judicial cancellation of this Agreement is required as a precondition to terminate.

         12.16 BOARD OF DIRECTORS OF ACUBID FOLLOWING THE CLOSING DATE AcuBid agrees that at such times as it solicits proxies for the approval of this Agreement by shareholders, it shall also solicit proxies for the election of a Board of Directors consisting of eight persons, six (6) of whom shall be designated by Seller and two (2) of whom shall be designated by management.

         12.17 OTHER GOVERNMENT APPROVALS The Closing hereunder is subject to receipt of all necessary government approvals and consents required to consummate the transactions contemplated hereby including without limitation the following:

                  (a) approval of BPM (Investment Board) on the conversion of JDI to a PMA company subject to the Foreign Investment Law, as amended;

                  (b) approval of the Ministry of Laws and Legislation of the amended Articles of Association of JDI reflecting the position of AcuBid as a shareholder; and

                  (c) approval of the Minister of Communications (if required) on the changes in shareholding structure of PT Medialintas Antarbuana resulting from the AcuBid entry into JDI.

         12.18 TERMINATION. The parties herein or any one of them may terminate this Agreement for breach or if the Closing does not occur on or before August 31, 2000.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        ACUBID.COM INC.


                                        By: /s/ Waddy Stephenson
                                           -------------------------------------
                                           Waddy Stephenson



                                        PT JARING DATA INTERAKTIF

                                        By: /s/ Jicky Iskansar di Nata
                                           -------------------------------------
                                           Jick Iskansar di Nata


                                        ACUBID ACQUISITION CORP.

                                        By: /s/ Waddy Stephenson
                                           -------------------------------------
                                           Waddy Stephenson



                                        SELLER:


                                        /s/ Adisatrya suryo Sulisto
                                        -------------------------------
                                        Adisatrya Suryo Sulisto

         WITNESSES:

1.                                                            2.


3.                                                            4.

         THE JDI SCHEDULE

                  (A)      Corporate Structure of PT Media Lintas Antarbuana

                           Authorized capital-Rupiah 2.800.000.00

                           Issued capital-Rupiah 700.000.000

                           Shareholders:

                           Alex Kristiawan           217 shares

                           PT Jaring Data Interactif 483 shares

                           Par value:       Rupiah 1.000.000

                  (B)      JDI Bank Acccounts

                           Bank Internasional Indonesia

                           Bank Central Asia

                           Bank Bukopin

                           Signatories: Dicky Iskandar Dinata; Suhardi Gunawan;

                                        Agus Julianto; Rolly Marcelo.

                  (C)      JDI Trademarks

                           Web 88888.com (now in process of registration)

                           Web 88888 (now in process of registration)